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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


       DATE OF REPORT (Date of earliest event reported): February 2, 2001



                                 CHRONIMED INC.
             (Exact name of registrant as specified in its charter)



                                    MINNESOTA
                 (State or other jurisdiction of incorporation)


                0-19952                          41-1515691
         (Commission File No.)       (IRS Employer Identification No.)



            10900 Red Circle Drive, Minnetonka, Minnesota      55343
              (Address of Principal Executive Offices)       (Zip Code)




              REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:
                                 (952/979-3600)


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Item 5.  Other Events

         On February 5, 2001, Chronimed Inc. announced that it had acquired four retail pharmacies of American Prescription Providers, Inc. The sale was completed in accordance with the Asset Purchase Agreement dated February 2, 2001.

         Chronimed paid cash for substantially all of the assets, including inventory, furniture, equipment, leasehold improvements and goodwill. The cash used in the purchase was from the cash proceeds from the Company's sale of its Diagnostic Products subsidiary, MEDgenesis, on January 5, 2001. The purchase price was determined through arms-length negotiations between Chronimed and American Prescription Providers, Inc.

         The four purchased pharmacies, which are located in New York, Miami Beach, Atlanta, and Philadelphia, will be renamed and integrated into Chronimed's retail chain of StatScript pharmacies. The New York store will operate as acquired. The StatScript pharmacy located in Miami Beach will move into the acquired Miami Beach pharmacy location. The Atlanta and Philadelphia pharmacy locations will be closed and integrated into the StatScript pharmacies located in the respective cities.

         There are no material relationships between American Prescription Providers, Inc. and Chronimed or between American Prescription Providers, Inc. and any directors, officers, or associates of any directors or officers of Chronimed.

Item 7.  Financial Statements and Exhibits

(a)      Financial statements of businesses acquired.

         Not applicable

(b)      Pro forma financial information.

         Not applicable

(c)      Exhibits

         99.1     Press release dated February 5, 2001


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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned thereunto duly authorized.

                                            CHRONIMED INC.
                                              (Registrant)

Date:  February 16, 2001

                                 By:  /s/ Henry F. Blissenbach
                                      ------------------------
                                      Henry F. Blissenbach
                                      Chief Executive Officer and
                                      Chairman of the Board of Directors


                                      /s/ Gregory H. Keane
                                      --------------------
                                      Gregory H. Keane
                                      Vice President and Chief Financial Officer


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                                  EXHIBIT INDEX

Exhibit
Number            Description of Exhibit


99.1              Press release dated February 5, 2001